Exhibit 10.38

 Luo Yin (2010) [Zhengzhou Fen]Hang Jie Zi No. 2100010

RMB LOAN AGREEMENT

(For Corporation)

BANK OF LUOYANG

Borrower: Henan Shuncheng Group Coal Coke Co., Ltd.

Lender: Zhengzhou Branch of the Bank of Luoyang

To clear the rights and responsibilities of the Borrower and Lender, according to applicable laws and regulations, the Borrower and Lender, after reaching an agreement through negotiations, hereby enter into this Loan Agreement.

Article 1    Type and Amount of the Loan

1.1	Type of the loan under this Loan Agreement shall be current fund loan.

1.2	Loan amount (full-form characters): RMB Twenty million yuan.

Article 2    Use of the Loan

Purchase of raw material

Article 3     Duration of the Loan

3.1	Loan term: 12 months, from January 28, 2010 to January 27, 2011.

3.2	Within the term of this Loan Agreement, the release date and repayment date shall be subject to the Loan Voucher.

Article 4    Interest Rate and Interest Calculation

4.1	Interest rate under this Loan Agreement, shall be 5.31‰ per month and shall be subject to the interest rate provided by People's Bank of China on the disbursement date of the Lender.

4.2
The interest of the loan under this Loan Agreement is to be accrued from the disbursement day and settled monthly (month/season). The settlement date is the 20th day of each month (month/season). All principal and interest shall be paid in full on the day the term of the Loan expires.

4.3	In the case that the Borrower prepays the loan with the prior consent of the Lender the interest shall still be calculated according to the interest rate and actual term of the loan.

4.4
During the term of this Loan Agreement, in the event that People's Bank of China adjusts the relevant regulations and such adjustments are applicable to the loan hereunder, the Lender may implement such regulations of People's Bank of China and Bank of Luoyang without noticing the Borrower.

Article 5     Release of the Loan

5.1
The Lender shall only be liable to release of funds under the Loan Agreement provided that the following precedent conditions have been satisfied except that the waive or waive partly to the provisions herein:

5.1.1	Borrower has performed all the approvals, registrations, delivery and other legally-required procedures in accordance with relevant laws and regulations;

5.1.2
Where there is guarantee of this Loan Agreement, a related Guarantee Agreement meeting the requirements of the Lender has come into effect and such Guarantee and insurance will continue to be effective.

5.1.3	No event of default provided in this Loan Agreement has been conducted by the Borrower;

5.1.4	Other provisions of both parties: /

5.1.5	Release Plan: /

Article 6    Source of Repayment and Repayment of the Loan:

6.1	The source of the repayment includes but not limited to revenue, profits and other legal income.

6.2	The order of the repayment of the normal Loan herein shall abide by the order of the interest first and then the principal.

6.3
The Borrower shall pay to the Lender the due interest on the settlement day. The first payment of the interest is on the first settlement day and the interest shall be paid off together with the principal.

6.4	Repayment method: The Borrower shall repay the principal under this Loan Agreement in full on the due date in lump sum.

6.5
The Borrower shall, prior to the due date provided herein, reserve the payable funds in the account opened with the Lender and repay the Loan under this Loan Agreement on the Borrower's own initiative, or withdraw funds from other accounts to the account of the Lender on the due date. In the case that the Borrower fails to repay to the Lender as speculated herein the Lender shall have the right to withdraw funds from the account at Bank of Luoyang opened by the Borrower.

Article 7    Guarantee

7.1
The guarantor under this Loan Agreement is Anyang Xinpu Steel Co., Ltd , Anyang County Bailianpo Coal Co., Ltd and Wang Xinshun, who shall be jointly and severally guarantee with respect to the loan hereunder.

7.2
The Borrower shall be obliged to actively assist the Lender to enter into the guarantee Agreement with the number of [Luoyin Zhengzhou Fen Hang Baozi 100202D210001000B-1, 100202D210001000B-2, 100202D210001000B-3] with the said guarantor.

Article 8     Rights and Responsibilities of the Borrower

8.1	The Borrower shall have the following rights:

8.1.1	To require the Lender to disburse the Loan in accordance with the provisions herein;
8.1.2	To use the funds subject to the purposes provided herein;
8.1.3
To require the Lender to keep confidential the relevant financial materials provided by the Borrower and the business confidential information with respect to the production and operation except as otherwise provided by laws and regulations.

8.2	The Borrower shall have the following responsibilities:

8.2.1           The borrower shall provide the relevant financial and accounting materials and production and operation situation materials, including but not limited to submitting the financial statements up to the end of last month to the Lender by the tenth day of every month, and be liable of the authenticity, integrity and effectiveness of such materials.

8.2.2           The borrower shall use the funds subject to the purposes provided herein and shall not misappropriate and embezzle the funds. The borrower and its investor shall not surreptitiously withdrawn funds or transfer assets to avoid the liabilities to the Lender.

8.2.3           The Borrower shall actively cooperate with the Lender and accept the examination and inspection of its production and operation, financial activities and the situation of the use the Loan under this Loan Agreement;

8.2.4           The Borrower shall repay the principal and interest of the loan herein pursuant to this Loan Agreement.

8.2.5           The Borrower shall not, prior the fully repayment of the principal and interest of the loan herein, provide Guarantee with the loan hereunder or the assets generated by the loan, which could influence the ability of the Borrower to repay the funds. In the event that the shareholder transfers the investment the Borrower shall notice the Lender in writing in advance and obtain the consent of the Lender.

8.2.6             The Borrower shall, prior the fully repayment of the principal and interest of the loan herein, notice the Lender in writing in advance in the case that the name, residential address, legal representative (person in charge), business scope or registered capital is changed.

8.2.7             In the event that Agreement with, lease, re-organization according to modern corporate system, co-operation, merge and acquisition, dissolution, joint venture, filling for suspension business for rectification and bankruptcy occurs to the Borrower it shall, prior the fully repayment of the principal and interest of the loan herein, notice the Lender in writing 60 days in advance to obtain the consent of the Lender and fulfill the repayment and guarantee of the loan hereunder according to the requirements of the Lender.

8.2.8             Prior to the repayment of interest of loan of the Lender, In the event that cease of production, business suspension, logout registration, withdrawal of the business license, illegal activities conducted by the legal representative or chief leader, involvement of the major law suits, great difficulties in the production or business operation or aggravating financial situation occurs to the Borrower, which may produce the substantial adverse effect on the implement of the repayment liabilities hereunder, it shall promptly notice the Lender in writing and fulfill the repayment and guarantee of the loan hereunder according to the requirements of the Lender.

8.2.9             Where the guarantor of this Loan Agreement violates the provisions in the guarantee Agreement, or the cease of production, business suspension, logout registration, withdrawal of the business license, bankruptcy or loss in the business operation, which could cause the incapability, in whole or partly, of the Guarantee hereunder, occurs to such guarantor, or the value of the mortgaged or pledged properties reduces or the said properties destroyed by accident, the Borrower shall promptly provide other Guarantee verified by the Lender.

8.2.10           The expenses and fees such as legal fees, insurance, verification, registration, custody, notarization, deposit and appraisal with respect to this Loan Agreement or the guarantee hereunder shall be born by the Borrower.

Article 9    Rights and Responsibilities of the Lender

9.1	The Lender shall have the following rights:

9.1.1
To know the business operation and financial activities situation of the Borrower and to require the Borrower to provide the documentation such as relevant plan and statistics, financial and accounting report.

9.1.2
When collecting or collecting in advance in accordance with the provisions hereunder the principal, interest, default interest, overdue interest, compound interest and other payable fees and expenses of the Borrower, to withdraw the payable funds from the account opened by the Borrower in Bank of Luoyang.

9.2	The Lender shall have the following responsibilities:

9.2.1	To release the loan hereunder fully and in time in accordance with the provisions hereunder except the delay caused by the Borrower.
9.2.2
To keep confidential the relevant financial materials provided by the Borrower and the business confidential information with respect to the production and operation except as otherwise provided by laws and regulations.

Article 10    Effectiveness, Modification, Cancellation and Termination of the Agreement

10.1
This Loan Agreement will become effective upon the signature of the legal representative (responsible person) or authorized representative of the Borrower or affixing of the official seal and the signature of the person in charge or authorized representative and affixing of the official seal of the Lender.

10.2	Should the Borrower need to extend the term of the loan the Borrower shall apply to the Lender 30 days prior to the due date of the loan and obtain the written consent of the Lender.

10.3
The assignment of the liability hereunder to any third party shall be subject to the written consent of the Lender. This Loan Agreement shall remain in effect prior to the assigned party entering into new loan Agreement with the Lender.

10.4	Where either the Borrower or the Lender needs to amend the other provisions hereunder the Lender shall be noticed in writing and such amendments shall be agreed by both parties upon the negotiations.

10.5
The agreements to amend the contents of this Loan Agreement by both parties shall be considered to be agreed by the guarantor in writing except the extension of the implementation period of the liability and increase of the principal of this loan.

Article 11    Default Liability

11.1
Should the Borrower violate article 8.2 hereunder or the Lender consider other circumstances exist, which could cause material effect of the implement of the credit, the Lender shall have the right to perform the following one or several rights:

11.1.1	The Borrower shall be liable to pay the Lender penalty equivalent to ten percent of the principal.
11.1.2
The Lender ceases to release the funds, or declare the term of the loan expires immediately and require the Borrower to repay all of the principal, due or undue, interest and all of the expenses and fees for the fulfillment of the credit (including but not limited to the fees of lawyers, lawsuits, arbitration, property preservation, business travel and enforcement).

11.1.3
In the event that the Borrower fails to use the funds under this loan according to the purpose provided herein or fails to repay in time the due principal and interest the penalty interest shall be accrued from the day that such misuse happens or the loan becomes due, till the day that all of the principal and interest be paid off. Such penalty interest shall be 50% and 50%, respectively, more than the provided interest of this loan. Where the People’s Bank of China adjusts the relevant regulations the Lender may implement such regulations without noticing the Lender.

11.1.4
The interest that the Lender fails to pay in time pursuant to the provisions herein, prior to the due time of this loan, the compound interest shall be calculated in accordance with the method of the interest calculation hereunder.

11.1.5
Where the default liabilities provided in the guarantee Agreement shall be born by the guarantor the Borrower shall be considered as default; or where the circumstances provided under article 8.2.6 of this Loan Agreement the Lender has the right to require guarantor to provide new guarantee, which satisfies the Lender, with respect to all the debt hereunder, should guarantor fails to provide such new guarantee the Lender shall cease to release the funds immediately and require the Borrower to repay all of the principal, due or undue, interest and all of the expenses and fees for the fulfillment of the credit (including but not limited to the fees of lawyers, lawsuits, arbitration, property preservation, business travel and enforcement).

11.1.6
In the event that the default event occurs to the Borrower or guarantor and the Borrower fails to repay all of the principal and interest according to the requirements of the Lender, the Lender shall have the right to withdraw the funds from the accounts of the Borrower opened at Bank of Luoyang.

11.1.7	To implement the guarantee rights.
11.1.8	To terminate this Loan Agreement.

11.2	In event that the Lender violates article 9.2 under this Agreement

11.2.1	The Borrower shall pay 10% default penalty to the Lender.
11.2.2	The Borrower shall be liable for all the loss caused to the Lender.

Article 12    Other Clauses

Supplementary clauses regarding the interest: The interest under this Loan Agreement shall be floating interest. Within the term of this Agreement, in the event that the People’s Bank of China adjusts the loan interest, the interest of this Loan Agreement shall be implemented in accordance with the loan interest of the same period on the 21st day of the following month of such adjustment, and the Lender will not send a specific notice to the Borrower.

Article 13    Resolution of Disputes

13.1
Any disputes arising out of, or in connection with the execution of this Agreement shall be settled through the consultations between two parties; where the agreements fail to be reached through such consultation, such disputes shall be summated to the court of the legal address of the Lender.

13.2	During the period of the suit or arbitration, the provisions not related to the resolution of disputes shall still continue to be implemented.

Article 14    Miscellaneous
14.1	The Borrower understands clearly the business scope of the Lender and authorization.

14.2
Upon the requirements of the Lender the Borrower has already made the relevant interpretation with respect to the provisions herein. The Borrower fully knows and understands clearly the meaning of the provisions herein and corresponding results.

14.3
The Loan Voucher under this Loan Agreement and related documents and materials confirmed by both parties are inseparable components of this Loan Agreement with the same legal effect of this Loan Agreement.

14.4	This Loan Agreement has two originals, which are identical to each other with each of the parties holding one copy. Each copy has the same legal effect.

The Borrower (seal)	The Lender (seal)
Legal Representative (Main Responsible Officer) or Authorized Agent: /s/ Wang Xinshun	Legal Representative (Main Responsible Officer) Authorized Agent: [illegible]
Date: January 28, 2010	Date: January 28, 2010